UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 4, 2001


                         ABOVE AVERAGE INVESTMENTS, INC.
             (Exact name of Registrant as specified in its charter)

  Nevada                           000-27545                      98-0204480
(State or Other                  (Commission File               (IRS Employer
Jurisdiction of                     Number)                       Identification
Incorporation)                                                      Number)

   Suite 104, 1456 St. Paul Street, Kelowna, British Columbia, Canada V1Y 2E6
               (Address of principal executive offices) (Zip Code)

                                 (250) 868-8177
              (Registrant's telephone number, including area code)


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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Daszkal Bolton Manela Devlin & Co. has been retained to audit the financials of the Registrant as of September 4, 2001. The change of auditor was approved by majority consent of the board of directors. The accountant's report on the financial statements for the past year ended June 30, 2000 does not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The former accountant did not audit the financials statements for the prior fiscal year ended June 30, 1999. The Registrant has contacted its previous auditor, Cordovano & Harvey, Certified Public Accountants, and there are no disagreements between the Registrant and the previous auditor, Cordovano & Harvey, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which would cause them to make reference to the subject matter of a disagreement in connection with their reports for the two most recent fiscal years and the subsequent interim periods preceding their dismissal. Furthermore, the former accountant's report for the financial statements for the past year did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

      It is not anticipated that the reports of Daszkal Bolton Manela Devlin & Co. will contain any adverse opinion or disclaimer or opinion, with the exception of a standard "going concern" qualification, if applicable.

      The registrant has provided Cordovano & Harvey with a copy of the disclosure provided under this caption of this Report, and has advised it to provide the Registrant with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosure made herein.

      A copy of its response is attached hereto and incorporated herein by this reference. See item 7.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

            Regulation S-K
                 Number                        Document

                     16               Letter from Cordovano & Harvey




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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ABOVE AVERAGE INVESTMENTS, Inc.



DATED:  September 7, 2001             By:   /s/ Dev Randhawa
                                          --------------------------------------
                                            President







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